Exhibit 99.1

Berkshire Hills Reports Strong First Quarter 2025 Results

$0.56 GAAP EPS; $0.60 Operating EPS

•	22% increase in operating EPS year-over-year
•	5% increase in operating revenue, 6% decrease in operating non-interest expense Y/Y
•	3.24% net interest margin,10 basis point increase over linked quarter
•	59.5% efficiency ratio, best result in two years
•	0.42% delinquent and non-performing loans to total loans, lowest in nearly two decades

BOSTON, April 24, 2025 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today reported results for the first quarter of 2025. These results along with comparison periods are summarized below:

($ in millions, except per share data)	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Mar. 31, 2024
Net income (loss)	$25.7	$19.7	$(20.2)
Per share	0.56	0.46	(0.47)
Operating earnings[1]	27.6	26.0	20.9
Per share	0.60	0.60	0.49

Net interest income, non FTE	$89.8	$86.9	$88.1
Net interest income, FTE	91.7	88.8	90.1
Net interest margin, FTE	3.24%	3.14%	3.15%
Non-interest income	$20.7	$23.3	$(32.6)
Operating non-interest income[1]	20.7	23.2	17.3

Non-interest expense	70.4	77.6	76.0
Operating non-interest expense[1]	67.9	71.0	72.4
Efficiency ratio[1]	59.5%	62.4%	66.3%

Average balances
Loans	$9,389	$9,271	$9,041
Deposits	9,847	9,659	9,829

Period-end balances
Loans	9,429	9,385	9,086
Deposits	9,880	10,375	9,883

1. See non-GAAP financial measures and reconciliation to GAAP measures beginning on page 12.

Berkshire CEO Nitin Mhatre stated, “The 22% increase in first quarter operating EPS year-over-year reflects revenue growth and improved efficiency, including the cumulative benefit of last year’s strategic initiatives. Operating leverage was a positive 5% quarter-over-quarter and 11% year-over year. Period-end loans were up 4% year-over-year, with growth continuing quarter-over-quarter. Credit performance remains strong and during the quarter the bank completed the sale of its Upstart consumer loan portfolio. First quarter operating return on tangible common equity improved to 9.7% from 8.7% year-over-year. Our teams remain focused on serving our clients while also advancing integration planning as we move toward our anticipated merger of equals with Brookline Bancorp.”

Mr. Mhatre continued, “Berkshire Bank’s multi-year Community Comeback program concluded by exceeding its $5 billion goal to lend and invest across the company’s markets, a testament to the impact we were able to create alongside our clients. Our impact is further highlighted in our latest Sustainability Report. We continue to be recognized for our efforts, most recently by Newsweek magazine for the fourth consecutive year as one of the most trusted companies in America. I thank all of our Berkshire Bankers for their contributions toward our financial success and service to our communities.”

Berkshire CFO Brett Brbovic stated, “First quarter net interest income increased 3% linked quarter and the net interest margin increased 10 basis points to 3.24%, benefiting from a 12 basis point decrease in the cost of deposits to 2.18%. Operating non-interest income decreased $2.6 million linked quarter and increased $3.4 million year-over-year due primarily to changes in loan related income. The provision for credit losses decreased $0.5 million linked quarter and operating non-interest expense decreased $3.1 million, with decreases in most categories except seasonally higher compensation and occupancy expense. The allowance for credit losses on loans increased 2 basis points to 1.24%. Capital remained stong, with the tangible common equity ratio increasing to 9.9% of assets. Tangible book value per share advanced 3% linked quarter to $25.50.”

	As of and For the Three Months Ended
	Mar. 31, 2025	Dec 31, 2024	Mar. 31, 2024
Asset Quality
Net loan charge-offs to average loans	0.15%	0.14%	0.18%
Non-performing loans to total loans	0.25%	0.26%	0.24%

Returns
Return on average assets	0.88%	0.68%	(0.69)%
Operating return on average assets[1]	0.94%	0.90%	0.71%
Return on tangible common equity[1]	9.02%	7.59%	(7.73)%
Operating return on tangible common equity[1]	9.66%	9.93%	8.73%

Capital Ratios[2]
Tangible common equity/tangible assets[1]	9.9%	9.4%	8.2%
Tier 1 leverage	11.0%	11.0%	9.5%
Common equity Tier 1	13.3%	13.0%	11.6%
Tier 1 risk-based	13.5%	13.2%	11.8%
Total risk-based	15.8%	15.4%	14.0%

1. See non-GAAP measures and reconciliation to GAAP beginning on page 12. All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
2. Presented as estimated for March 31, 2025 and actual for the remaining periods.

Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank, a relationship-driven, community-focused bank with $12.0 billion in assets and 83 financial centers in New England and New York. Berkshire is headquartered in Boston and offers commercial, retail, wealth, and private banking solutions. Berkshire has a pending agreement to merge with Brookline Bancorp, Inc., a multi-bank holding company with $11.5 billion in assets and branches in Massachusetts, Rhode Island, and New York.

1Q 2025 Financial Highlights (comparisons are to the linked quarter unless otherwise noted).

Income Statement. First quarter GAAP income was $26 million, or $0.56 per share. Operating earnings totaled $28 million, or $0.60 per share. GAAP results included $2.5 million in primarily merger-related non-operating expenses. Operating earnings increased $1.6 million, or 6%, linked quarter and 32% year-over-year, with ongoing positive operating leverage from operating revenue growth and operating expense reduction. Reflecting the merger-related share issuance in December 2024, operating EPS was unchanged at $0.60 linked quarter, and was up 22% year-over-year. The efficiency ratio was 59.5%, improving to the best quarterly result in two years.

Quarterly net interest income increased linked quarter by $2.9 million to $89.8 million in 1Q25.

•	The net interest margin increased 10 basis points to 3.24%.

○	The earning asset yield decreased 7 basis points.

•	The loan yield decreased 8 basis points.

○	The cost of funds decreased 17 basis points.

•	The cost of deposits decreased 12 basis points.

•	Provision for credit losses totaled $5.5 million, decreasing $0.5 million linked quarter.

○	Net loan charge-offs totaled $3.5 million, compared to $3.3 million linked quarter.

○	The annualized loan net charge-off ratio was 0.15% for the quarter.

•	GAAP and operating non-interest income was $21 million. The operating measure decreased $2.5 million linked quarter.

○	SBA loan sale gains decreased $1.4 million from an elevated level in 4Q24 and increased $1.6 million year-over-year.

•	Non-interest expense totaled $70 million on a GAAP basis and $68 million on an operating basis. The operating measure decreased $3.1 million linked quarter and $4.5 million year-over-year.

○	Non-operating expense primarily related to merger costs and totaled $2.5 million in 1Q25 and $6.6 million in 4Q24.

○	Operating non-interest expense was down linked quarter in most major categories, except for seasonally higher compensation and occupancy expense.

•	The effective tax rate was 26% in 1Q25 compared to 24% in 1Q24.

Loans. Compared to the linked quarter, total loans increased $44 million, or 0.5% to $9.4 billion.

•	The Bank sold the remaining portfolio of Upstart related consumer loans which totaled $7 million at year-end 2024.

o	First quarter consumer loan net charge-offs of $1.3 million included the net loss on this sale.

•	The quarter-end allowance for credit losses on loans increased 2 basis points to 1.24% of total loans

o	The period-end allowance increased to 501% of non-performing loans from 469% linked quarter.

•	Non-performing loans to total loans was 0.25% at period-end.

•	Delinquent and non-performing loans were 0.42% of total loans, the lowest level in nearly two decades.

Deposits. Compared to the linked quarter, total end of period deposits decreased $495 million to $9.9 billion. Total end of period deposits excluding payroll and brokered deposits increased $11 million linked quarter and increased $460 million, or 6%, year-over year (also excluding deposits sold in the 2024 branch sale).

Equity. Total shareholders’ equity increased $29 million, or 3%, linked quarter to $1.2 billion. The ratio of tangible common equity to tangible assets measured 9.9%, increasing from 9.4% linked quarter.

Proposed Transaction with Brookline Bancorp, Inc. On December 16, 2024, Berkshire Hills Bancorp, Inc., Commerce Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Berkshire formed solely to facilitate the merger (“Merger Sub”) and Brookline Bancorp, Inc., a Delaware corporation  (“Brookline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Brookline, with Brookline as the surviving entity, and immediately thereafter, Brookline will merge with and into Berkshire, with Berkshire as the surviving entity (collectively, the “Merger”). As a result of the Merger, the separate corporate existence of Brookline will cease, and Berkshire will continue as the surviving corporation. Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, each outstanding share of Brookline common stock will be exchanged for the right to receive 0.42 shares of Berkshire common stock. Holders of Brookline common stock will receive cash in lieu of fractional shares of Berkshire common stock. As a result of the proposed transaction and a $100 million common stock offering by Berkshire to support the proposed transaction, Berkshire stockholders will own approximately 55% and Brookline stockholders will own approximately 45% of the outstanding shares of the combined company. The proposed transaction is expected to close in the second half of 2025, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approvals from Berkshire and Brookline stockholders.

Conference Call and Investor Presentation. Berkshire will conduct a conference call/webcast at 9:00 a.m. Eastern time on Thursday, April 24, 2025 to discuss results for the quarter and provide guidance about expected future results. Instructions for listening to the call may be found at the Company’s website at ir.berkshirebank.com. Additional materials relating to the call may also be accessed at this website. The call will be archived at the website and will be available for an extended period of time.

Forward Looking Statements: This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “remain,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the sections titled “Forward-Looking Statements” and “Risk Factors” in Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of Berkshire or Brookline to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Berkshire or Brookline; delays in completing the proposed transaction with Brookline; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) or stockholder approvals, or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Berkshire and Brookline to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

###

INVESTOR CONTACT

Kevin Conn

Investor Relations

617.641.9206

kaconn@berkshirebank.com

MEDIA CONTACT

Gary Levante

Corporate Communications

413.447.1737

glevante@berkshirebank.com

SELECTED FINANCIAL HIGHLIGHTS (1)

	At or for the Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
NOMINAL AND PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.56	$0.46	$0.88	$0.57	$(0.47)
Operating earnings per common share, diluted (2)(3)	0.60	0.60	0.58	0.55	0.49
Net income/(loss), (thousands)	25,719	19,657	37,509	24,025	(20,188)
Operating net income, (thousands) (2)(3)	27,621	25,982	24,789	23,168	20,934
Net interest income, (thousands) non FTE	89,771	86,855	88,059	88,532	88,140
Net interest income, FTE (5)	91,655	88,798	90,082	90,545	90,146
Total common shares outstanding, end of period (thousands)	46,377	46,424	42,982	42,959	43,415
Average diluted shares, (thousands)	46,061	43,064	42,454	42,508	43,028
Total book value per common share, end of period	25.81	25.15	24.90	23.58	23.26
Tangible book value per common share, end of period (2)(3)	25.50	24.82	24.53	23.18	22.84
Dividends declared per common share	0.18	0.18	0.18	0.18	0.18
Dividend payout ratio (7)	32.52%	39.40%	20.63%	32.74%	N/M %

PERFORMANCE RATIOS (4)
Return on equity	8.63%	7.18%	14.29%	9.49%	(7.93)%
Operating return on equity (2)(3)	9.28	9.49	9.44	9.15	8.23
Return on tangible common equity (2)(3)	9.02	7.59	14.83	9.99	(7.73)
Operating return on tangible common equity (2)(3)	9.66	9.93	9.91	9.65	8.73
Return on assets	0.88	0.68	1.28	0.82	(0.69)
Operating return on assets (2)(3)	0.94	0.90	0.85	0.79	0.71
Net interest margin, FTE (5)	3.24	3.14	3.16	3.20	3.15
Efficiency ratio (3)	59.45	62.43	63.74	63.40	66.26

FINANCIAL DATA (in millions, end of period)
Total assets	$12,013	$12,273	$11,605	$12,219	$12,147
Total earning assets	11,334	11,523	10,922	11,510	11,430
Total loans	9,429	9,385	9,212	9,229	9,086
Total funding liabilities	10,564	10,813	10,285	10,907	10,826
Total deposits	9,880	10,375	9,577	9,621	9,883
Loans/deposits (%)	95%	90%	96%	96%	92%
Total accumulated other comprehensive (loss) net of tax, end of period	$(95)	$(106)	$(89)	$(115)	$(114)
Total shareholders' equity	1,197	1,167	1,070	1,013	1,010

ASSET QUALITY
Allowance for credit losses, (millions)	$117	$115	$112	$112	$107
Net charge-offs, (millions)	(4)	(3)	(6)	(2)	(4)
Net charge-offs (QTD annualized)/average loans	0.15%	0.14%	0.24%	0.07%	0.18%
Provision (benefit)/expense, (millions)	$6	$6	$6	$6	$6
Non-performing assets, (millions)	26	27	27	24	24
Non-performing loans/total loans	0.25%	0.26%	0.26%	0.23%	0.24%
Allowance for credit losses/non-performing loans	501	469	467	525	500
Allowance for credit losses/total loans	1.24	1.22	1.22	1.22	1.18

CAPITAL RATIOS
Risk weighted assets, (millions)(6)	$9,642	$9,747	$9,651	$9,604	$9,615
Common equity Tier 1 capital to risk weighted assets (6)	13.3%	13.0%	11.9%	11.6%	11.6%
Tier 1 capital leverage ratio (6)	11.0	11.0	9.9	9.6	9.5
Tangible common shareholders' equity/tangible assets (3)	9.9	9.4	9.1	8.2	8.2

(1)	All financial tables presented are unaudited.
(2)	Reconciliation of non-GAAP financial measures, including all references to operating and tangible amounts, appear on page 13.
(3)	Non-GAAP financial measure. Operating measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions and restructuring activities. See page 13 for reconciliations of non-GAAP financial measures.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(6)	Presented as projected for March 31, 2025 and actual for the remaining periods.
(7)	Dividend payout ratio is based on dividends declared.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
(in thousands)	2025	2024	2024
Assets
Cash and due from banks	$121,137	$182,776	$111,676
Short-term investments	705,199	945,633	1,082,019
Total cash and cash equivalents	826,336	1,128,409	1,193,695

Trading securities, at fair value	5,010	5,258	5,909
Equity securities, at fair value	647	655	12,823
Securities available for sale, at fair value	669,182	655,723	625,857
Securities held to maturity, at amortized cost	494,242	507,658	531,820
Federal Home Loan Bank stock	29,688	19,565	20,522
Total securities	1,198,769	1,188,859	1,196,931
Less: Allowance for credit losses on investment securities	(63)	(64)	(61)
Net securities	1,198,706	1,188,795	1,196,870

Loans held for sale	1,322	3,076	6,345

Commercial real estate loans	4,882,927	4,848,824	4,593,692
Commercial and industrial loans	1,455,847	1,461,341	1,384,591
Residential mortgages	2,721,885	2,701,227	2,677,046
Consumer loans	368,226	373,602	430,424
Total loans	9,428,885	9,384,994	9,085,753
Less: Allowance for credit losses on loans	(116,678)	(114,700)	(107,331)
Net loans	9,312,207	9,270,294	8,978,422

Premises and equipment, net	57,680	56,609	57,832
Other intangible assets	13,936	15,064	18,460
Other assets	596,082	604,231	611,967
Assets held for sale	6,930	6,930	83,020
Total assets	$12,013,199	$12,273,408	$12,146,611

Liabilities and shareholders' equity
Non-interest bearing deposits	$2,295,040	$2,324,879	$2,261,794
NOW and other deposits	789,418	841,406	793,492
Money market deposits	3,197,331	3,610,521	3,411,672
Savings deposits	1,065,530	1,021,716	1,010,630
Time deposits	2,532,558	2,576,682	2,405,384
Total deposits	9,879,877	10,375,204	9,882,972

Federal Home Loan Bank advances	562,921	316,482	337,169
Subordinated borrowings	121,674	121,612	121,425
Total borrowings	684,595	438,094	458,594

Other liabilities	251,967	292,686	297,663
Liabilities held for sale	-	-	497,459
Total liabilities	10,816,439	11,105,984	11,136,688

Common shareholders' equity	1,196,760	1,167,424	1,009,923
Total shareholders' equity	1,196,760	1,167,424	1,009,923
Total liabilities and shareholders' equity	$12,013,199	$12,273,408	$12,146,611

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
(in thousands, except per share data)	2025	2024
Interest income	$148,330	$152,006
Interest expense	58,559	63,866
Net interest income, non FTE	89,771	88,140
Non-interest income
Deposit related fees	7,949	8,305
Loan related fees	3,787	2,663
Gain on SBA loans	3,276	1,699
Wealth management fees	2,955	2,884
Fair value adjustments on securities	(52)	(115)
Other	2,757	1,874
Total non-interest income excluding gains and losses	20,672	17,310
(Loss) on sale of securities	-	(49,909)
Total non-interest income	20,672	(32,599)
Total net revenue	110,443	55,541

Provision expense for credit losses	5,500	6,000
Non-interest expense
Compensation and benefits	40,635	40,735
Occupancy and equipment	7,666	8,698
Technology	10,065	9,904
Professional services	1,714	2,676
Regulatory expenses	1,627	1,845
Amortization of intangible assets	1,128	1,205
Marketing	1,267	1,116
Merger, restructuring and other non-operating expenses	2,454	3,617
Other expenses	3,810	6,224
Total non-interest expense	70,366	76,020
Total non-interest expense excluding non-operating expenses	67,912	72,403

Income before income taxes	$34,577	$(26,479)
Income tax expense	8,858	(6,291)
Net income	$25,719	$(20,188)

Basic earnings per common share	$0.56	$(0.47)
Diluted earnings per common share	$0.56	$(0.47)

Weighted average shares outstanding:
Basic	45,684	42,777
Diluted	46,061	43,028

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2025	2024	2024	2024	2024
Interest income	$148,330	$150,555	$157,268	$154,109	$152,006
Interest expense	58,559	63,700	69,209	65,577	63,866
Net interest income, non FTE	89,771	86,855	88,059	88,532	88,140
Non-interest income
Deposit related fees	7,949	8,237	8,656	8,561	8,305
Loan related fees	3,787	3,039	3,214	2,364	2,663
Gain on SBA loans	3,276	4,635	3,020	3,294	1,699
Wealth management fees	2,955	2,658	2,685	2,613	2,884
Fair value adjustments on securities	(52)	(352)	516	(42)	(115)
Other	2,757	4,943	3,416	3,343	1,874
Total non-interest income excluding gains and losses	20,672	23,160	21,507	20,133	17,310
Gain on sale of business operations and assets, net	-	193	16,048	-	-
Loss on sale of securities	-	(28)	-	-	(49,909)
Total non-interest income	20,672	23,325	37,555	20,133	(32,599)
Total net revenue	110,443	110,180	125,614	108,665	55,541

Provision expense for credit losses	5,500	6,000	5,500	6,499	6,000
Non-interest expense
Compensation and benefits	40,635	38,929	40,663	40,126	40,735
Occupancy and equipment	7,666	7,334	7,373	8,064	8,698
Technology	10,065	10,241	10,014	10,236	9,904
Professional services	1,714	2,765	2,109	2,757	2,676
Regulatory expenses	1,627	1,851	1,851	1,848	1,845
Amortization of intangible assets	1,128	1,128	1,128	1,140	1,205
Marketing	1,267	2,013	861	532	1,116
Merger, restructuring and other non-operating expenses	2,454	6,557	(297)	(384)	3,617
Other expenses	3,810	6,757	8,258	6,612	6,224
Total non-interest expense	70,366	77,575	71,960	70,931	76,020
Total non-interest expense excluding non-operating expenses	67,912	71,018	72,257	71,315	72,403

Income/(loss) before income taxes	$34,577	$26,605	$48,154	$31,235	$(26,479)
Income tax expense/(benefit)	8,858	6,948	10,645	7,210	(6,291)
Net income/(loss)	$25,719	$19,657	$37,509	$24,025	$(20,188)

Diluted earnings/(loss) per common share	$0.56	$0.46	$0.88	$0.57	$(0.47)

Weighted average shares outstanding:
Basic	45,684	42,661	42,170	42,437	42,777
Diluted	46,061	43,064	42,454	42,508	43,028

AVERAGE BALANCES AND AVERAGE YIELDS AND COSTS

	Quarters Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(in millions)	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate
Assets
Commercial real estate	$4,865	$75	6.19%	$4,772	$77	6.32%	$4,553	$75	6.53%
Commercial and industrial loans	1,446	25	7.00	1,435	27	7.24	1,355	26	7.64
Residential mortgages	2,708	30	4.35	2,690	29	4.32	2,668	29	4.15
Consumer loans	370	6	6.57	374	6	6.29	465	8	7.24
Total loans	9,389	136	5.80	9,271	139	5.88	9,041	138	6.04
Securities (2)	1,312	9	2.62	1,347	9	2.66	1,726	10	2.38
Short-term investments and loans held for sale	534	6	4.19	466	5	4.25	489	6	5.07
New York branch loans held for sale (3)	-	-	-	-	-	-	18	-	5.72
Total earning assets	11,235	151	5.35	11,084	153	5.42	11,274	154	5.44
Goodwill and other intangible assets	14			15			19
Other assets	505			497			462
Total assets	$11,754			$11,596			$11,755

Non-interest-bearing demand deposits	$2,262	$-	-%	$2,293	$-	-%	$2,348	$-	-%
NOW and other	758	2	1.32	764	3	1.44	799	3	1.37
Money market	3,247	23	2.87	3,046	23	3.02	3,083	25	3.25
Savings	1,038	3	1.13	1,003	3	1.09	1,038	3	0.97
Time	2,542	25	3.91	2,553	27	4.22	2,561	26	4.07
Total deposits	9,847	53	2.18	9,659	56	2.30	9,829	57	2.29
Borrowings (4)	463	6	4.90	602	8	5.20	504	7	5.52
New York branch non-interest-bearing deposits held for sale (3)	-	-	-	-	-	-	30	-	-
New York branch interest-bearing deposits held for sale (3)	-	-	-	-	-	-	119	1	2.75
Total funding liabilities	10,310	59	2.30	10,261	64	2.47	10,482	65	2.45

Other liabilities	253			240			255
Total liabilities	10,563			10,501			10,737

Common shareholders' equity (5)	1,191			1,095			1,018
Total shareholders' equity	1,191			1,095			1,018
Total liabilities and shareholders' equity	$11,754			$11,596			$11,755
Net interest margin, FTE			3.24			3.14			3.15

Supplementary data
Net Interest Income, non FTE	89.771			86.855			88.140
FTE income adjustment	1.884			1.943			2.006
Net Interest Income, FTE	91.655			88.798			90.146

(1)	Interest income and expense presented on a fully taxable equivalent basis.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	New York branch loans and deposits moved to held for sale on March 4, 2024.
(4)	Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(5)	Unrealized gains and losses, net of tax, are included in average equity. Prior period balances and financial metrics have been updated to reflect the current presentation.

ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2025	2024	2024	2024	2024
NON-PERFORMING ASSETS
Commercial real estate	$9,742	$10,393	$10,270	$5,976	$4,762
Commercial and industrial loans	8,998	9,156	8,227	8,489	9,174
Residential mortgages	3,684	3,830	4,348	5,491	5,992
Consumer loans	856	1,068	1,124	1,392	1,526
Total non-performing loans	23,280	24,447	23,969	21,348	21,454
Repossessed assets	2,288	2,280	2,563	2,549	2,689
Total non-performing assets	$25,568	$26,727	$26,532	$23,897	$24,143

Total non-performing loans/total loans	0.25%	0.26%	0.26%	0.23%	0.24%
Total non-performing assets/total assets	0.21%	0.22%	0.23%	0.20%	0.20%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$114,700	$112,047	$112,167	$107,331	$105,357
Charged-off loans	(6,256)	(4,553)	(7,091)	(3,246)	(5,636)
Recoveries on charged-off loans	2,734	1,206	1,471	1,583	1,610
Net loans charged-off	(3,522)	(3,347)	(5,620)	(1,663)	(4,026)
Provision (benefit)/expense for loan credit losses	5,500	6,000	5,500	6,499	6,000
Balance at end of period	$116,678	$114,700	$112,047	$112,167	$107,331

Allowance for credit losses/total loans	1.24%	1.22%	1.22%	1.22%	1.18%
Allowance for credit losses/non-performing loans	501%	469%	467%	525%	500%

NET LOAN CHARGE-OFFS
Commercial real estate	$(991)	$(121)	$(999)	$22	$292
Commercial and industrial loans	(1,518)	(2,309)	(1,009)	(711)	(1,772)
Residential mortgages	161	552	273	316	98
Home equity	102	1	3	8	193
Other consumer loans	(1,276)	(1,470)	(3,888)	(1,298)	(2,837)
Total, net	$(3,522)	$(3,347)	$(5,620)	$(1,663)	$(4,026)

Net charge-offs (QTD annualized)/average loans	0.15%	0.14%	0.24%	0.07%	0.18%
Net charge-offs (YTD annualized)/average loans	0.15%	0.16%	0.16%	0.13%	0.18%

DELINQUENT AND NON-PERFORMING LOANS	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans
30-89 Days delinquent	$9,783	0.10%	$17,591	0.19%	$18,526	0.20%	$18,494	0.20%	$27,682	0.30%
90+ Days delinquent and still accruing	6,858	0.07%	6,417	0.07%	6,280	0.07%	11,672	0.13%	5,882	0.06%
Total accruing delinquent loans	16,641	0.17%	24,008	0.26%	24,806	0.27%	30,166	0.33%	33,564	0.36%
Non-performing loans	23,280	0.25%	24,447	0.26%	23,969	0.26%	21,348	0.23%	21,454	0.24%
Total delinquent and non-performing loans	$39,921	0.42%	$48,455	0.52%	$48,775	0.53%	$51,514	0.56%	$55,018	0.60%

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

The Company utilizes the non-GAAP measure of operating earnings in evaluating operating trends, including components for operating revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. These items primarily include restructuring costs. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch consolidations.

The Company also calculates operating earnings per share based on its measure of operating earnings and diluted common shares. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Adjustments in 2025 were primarily related to the pending merger. Adjustments in 2024 were primarily related to the pending merger, branch sales and consolidations, and loss on sale of securities.

Management believes that the computation of non-GAAP operating earnings and operating earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA

		At or for the Quarters Ended
		March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)		2025	2024	2024	2024	2024
Total non-interest income		$20,672	$23,325	$37,555	$20,133	$(32,599)
Adj: Net (gains) on sale of business operations and assets		-	(193)	(16,048)	-	-
Adj: Loss on sale of securities		-	28	-	-	49,909
Total operating non-interest income (1)		$20,672	$23,160	$21,507	$20,133	$17,310

Total revenue	(A)	$110,443	$110,180	$125,614	$108,665	$55,541
Adj: Net (gains) on sale of business operations and assets		-	(193)	(16,048)	-	-
Adj: Loss on sale of securities		-	28	-	-	49,909
Total operating revenue (1)	(B)	$110,443	$110,015	$109,566	$108,665	$105,450

Total non-interest expense	(C)	$70,366	$77,575	$71,960	$70,931	$76,020
Adj: Merger, restructuring and other non-operating expenses		(2,454)	(6,557)	297	384	(3,617)
Operating non-interest expense (1)	(D)	$67,912	$71,018	$72,257	$71,315	$72,403

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$40,077	$32,605	$53,654	$37,734	$(20,479)
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	42,531	38,997	37,309	37,350	33,047

Net income/(loss)		$25,719	$19,657	$37,509	$24,025	$(20,188)
Adj: Net (gains) on sale of business operations and assets		-	(193)	(16,048)	-	-
Adj: Loss on sale of securities		-	28	-	-	49,909
Adj: Merger, restructuring expense and other non-operating expenses		2,454	6,557	(297)	(384)	3,617
Adj: Income taxes (expense)/benefit		(552)	(67)	3,625	(473)	(12,404)
Total operating income (1)	(E)	$27,621	$25,982	$24,789	$23,168	$20,934

(in millions, except per share data)
Total average assets	(F)	$11,754	$11,596	$11,695	$11,692	$11,755
Total average shareholders' equity	(G)	1,191	1,095	1,050	1,013	1,018
Total average tangible shareholders' equity (1)	(I)	1,177	1,080	1,034	995	999
Total accumulated other comprehensive (loss) net of tax, end of period		(95)	(106)	(89)	(115)	(114)
Total tangible shareholders' equity, end of period (1)	(K)	1,183	1,152	1,054	996	991
Total tangible assets, end of period (1)	(L)	11,999	12,258	11,588	12,202	12,128

Total common shares outstanding, end of period (thousands)	(M)	46,377	46,424	42,982	42,959	43,415
Average diluted shares outstanding (thousands)	(N)	46,061	43,064	42,454	42,508	43,028

Earnings/(loss) per common share, diluted (1)		$0.56	$0.46	$0.88	$0.57	$(0.47)
Operating earnings per common share, diluted (1)	(E/N)	0.60	0.60	0.58	0.55	0.49
Tangible book value per common share, end of period (1)	(K/M)	25.50	24.82	24.53	23.18	22.84
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	9.86	9.40	9.10	8.16	8.17

Performance ratios (2)
Return on equity		8.63%	7.18%	14.29%	9.49%	(7.93)%
Operating return on equity (1)	(E/G)	9.28	9.49	9.44	9.15	8.23
Return on tangible common equity (1)(3)		9.02	7.59	14.83	9.99	(7.73)
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	9.66	9.93	9.91	9.65	8.73
Return on assets		0.88	0.68	1.28	0.82	(0.69)
Operating return on assets (1)	(E/F)	0.94	0.90	0.85	0.79	0.71
Efficiency ratio (1)	(D-Q)/(B+O+R)	59.45	62.43	63.74	63.40	66.26

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(O)	N/M	N/M	N/M	N/M	N/M
Non-interest income tax-credit investments amortization (5)	(P)	N/M	N/M	N/M	N/M	N/M
Net income on tax-credit investments	(O+P)	N/M	N/M	N/M	N/M	N/M
Effective tax rate		25.6%	26.1%	22.1%	23.1%	23.8%

Intangible amortization	(Q)	$1,128	$1,128	$1,128	$1,140	$1,205
Fully taxable equivalent income adjustment	(R)	1,884	1,943	2,023	2,013	2,006

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.
(4)	The tax benefit is the direct reduction to the income tax provision due to tax credit investments.
(5)	The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.